                                                          Confidential Treatment
                                                                    Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.


                               SECOND AMENDMENT

This Second Amendment is effective as of January 1, 2001 between Chevron Phillips Chemical Company LP, formerly Chevron Chemical Company LLC, ("CPC") and Radnor Chemical Corporation ("RCC"); StyroChem U.S., Ltd. ("SUS"); StyroChem Canada, Ltd. ("SCL"); and Wincup Holdings, Inc. ("Wincup"). RCC, SUS, SCL and Wincup will be referred to collectively as "Purchaser").

WHEREAS, the parties have previously entered into a Styrene Monomer Contract of Sale ("Contract"), effective December 5, 1996, and amended October 1, 1998, and desire to further amend such Contract;

NOW THEREFORE, in consideration of mutual covenants and agreements hereinafter set forth, the parties agree as follows:

Section 2 is deleted in its entirety and replaced with the following:

     The quantity of Product to be sold and delivered hereunder will be a minimum of 150,000,000 pounds and a maximum of 175,000,000 pounds per calendar year, the exact quantity within said range at Purchaser's option. Annual Product quantities in excess of 175,000,000 pounds will be by mutual agreement of the parties. Purchaser will nominate the quantity of Product within said range for the calendar year in question by providing CPC written notice prior to [_______] of the preceding calendar year.

Section 4, second paragraph, last two sentences are deleted in their entirety and replaced with the following:

     For purposes of this Contract, the "Freight Allowance" for shipments of Product from St. James, Louisiana to Marietta, Ohio will be [__] U.S. cents per pound. This Freight Allowance will be readjusted on [_____________] and each anniversary thereafter in accordance with any change in the Consumer Price Index for all Consumers published by the U.S. Department of Labor for the 12 month period then completed.

Section 5, paragraph (b) is deleted in its entirety and replaced with the following:

     (b) Payment will be due for invoiced Product and Purchaser will pay CPC in immediately available U.S. dollars in accordance with the following schedule:

          Calendar Year                       Payment Terms
          -------------                       -------------
          October, November, December 2000     See attached Schedule A
          2001                                 See attached Schedule A
          2002 & thereafter                    [__] days from date of invoice

     In the event that the actual price and/or volume differs from the estimated price and/or volume set forth under [Schedule A], the invoice and payment amounts will be prorated accordingly to reflect the actual price and/or volume in question.

     Purchaser will make payment by check, except in the case of SCL which will make payment by wire transfer.

Section 7 is deleted in its entirety and replaced with the following:

     Performance under this Contract will be extended through December 31, 2006 and continue for successive annual terms thereafter unless terminated by either party giving the other at least 12 months prior written notice, which termination will be effective at the end of the initial term or any annual extension thereof.

Section 9, paragraph (a) is revised by deleting the definition of the "Styrene Contract" factor and replacing with the following new definition for said factor:

     "Styrene Contract" = Styrene - Adjustment, where

          "Styrene" is the North America Styrene Contract price (cpp) for the month of delivery as published in the month-end issue of CMAI's Monomers Market Report for said month, and will be the low end of the
          ----------------------
          values if a range is reported; and

          "Adjustment" is equal to [____] cpp; provided, however, that if at any time during 2001, CMAI elects to reduce the North America Styrene Contract price by an amount which CMAI deems greater than the reported market reduction, the value of the "Adjustment" will be reduced by an amount equal to said non-market reduction. Example: If CMAI elects in January of 2001 to implement a [____] cpp non-market reduction in the North America Styrene Contract price, the "Adjustment" will be reduced from [____] cpp to [____] cpp effective January 2001. Notwithstanding the foregoing, in no event will the "Adjustment" hereunder be reduced to a value less than [____] cpp.

Section 9 is revised by the addition of the following new paragraph at the end:

     Notwithstanding anything contained in this Contract to the contrary, the purchase price of Product quantities, if any, purchased during any calendar year in excess of 175,000,000 pounds will be by agreement of the parties.

Section 10 is revised by the addition of the following new paragraphs at the end:

     Notwithstanding anything contained in this Contract to the contrary, Product quantities, if any, purchased during any calendar year in excess of 175,000,000 pounds will not be eligible for a rebate under this Section 10.

     During calendar year 2001 only, if BUYER purchases a minimum of 160,000,000 pounds of Product, BUYER will be eligible for an additional rebate in the amount of [____] cpp on all pounds of Product purchased during said calendar year up to a maximum of 175,000,000 pounds.

Section 11 is deleted in its entirety.

Section 21 is revised by deleting the facsimile number for CPC and replacing with the following new facsimile number: "(713) 289-4180".

Section 24 is deleted in its entirety.

As so amended, the Contract will remain in full force and effect.


The parties have caused this Second Amendment to be executed by their duly authorized representatives as of the date of respective signature, but effective as of January 1, 2001.



Radnor Chemical Corporation            Chevron Phillips Chemical Company LP

By: /s/ Michael T. Kennedy             By: /s/ Andrew G. Singer
   ---------------------------            -------------------------------

Title: Chairman                        Title: GM, Styrene
      ------------------------               ----------------------------

Date: January 19, 2001                 Date: January 30, 2001
     -------------------------              -----------------------------


StyroChem U.S., Ltd.                   StyroChem Canada, Ltd.

By: /s/ Michael T. Kennedy             By: /s/ Michael T. Kennedy
   ---------------------------            ---------------------------

Title: Chairman                        Title: Chairman
      ------------------------               ------------------------

Date: January 19, 2001                 Date: January 19, 2001
     -------------------------              -------------------------


Wincup Holdings, Inc.

By: /s/ Michael T. Kennedy
   ---------------------------

Title: Chairman
      ------------------------

Date: January 19, 2001
     -------------------------

                                  Schedule A

                                [_____________]